UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2008
AMERICAN SKIING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13507	04-3373730

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1526 UTE BLVD, PARK CITY, UTAH 84098
(Address of principal executive offices)
Registrant’s telephone number, including area code: (435) 615-0340
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     As previously reported in the Form 8-K filing of American Skiing Company (the “Company”) dated July 16, 2007, the Company entered into a definitive agreement (the “Purchase Agreement”) to sell The Canyons resort to Talisker Canyons Finance Co LLC (“Talisker Canyons”).
     As previously reported in the Form 8-K filing of the Company dated December 31, 2007, Talisker Canyons exercised its right to extend the deadline for closing on its acquisition of The Canyons under the Purchase Agreement to May 31, 2008. In conjunction with such extension, Talisker Canyons provided an additional deposit of $2.5 million, bringing the total good faith deposit made by Talisker Canyons under the Purchase Agreement to $12.5 million, which amount is non-refundable except in circumstances set forth in the Purchase Agreement.
     As previously reported in the Form 8-K filing of the Company dated March 28, 2008, the Company and its subsidiary, ASC Utah, entered into a further amendment of the Purchase Agreement (the “March Amendment”) with Talisker Canyons and its ultimate parent, The Talisker Partnership (Talisker Canyons and The Talisker Partnership being referred to herein as the “Talisker Entities”). Pursuant to the March Amendment, the Talisker Entities (i) acknowledged the satisfaction by the Seller of certain conditions to closing of the sale of The Canyons resort, (ii) acknowledged that the Company and ASC Utah are not in breach of the Purchase Agreement, (iii) irrevocably waived the right to terminate the Purchase Agreement except under certain limited circumstances and (iv) provided, as an additional deposit under the Purchase Agreement, a note in favor of the Company in the amount of $7.5 million, subject to certain limitations as more fully set forth in the note and the March Amendment. In addition, the Company, ASC Utah and the Talisker Entities agreed (a) to treat certain extraordinary expenditures of the Company and ASC Utah as permitted capital expenditures under the Purchase Agreement, to the extent that such expenditures are made prior to the date of the closing of the sale of The Canyons to Talisker Canyons, and (b) to certain conditions on any subsequent sale of The Canyons by Talisker Canyons in limited circumstances.
     As previously reported in the Form 8-K filing of the Company dated June 2, 2008, on that date the Company, ASC Utah and the Talisker Entities entered into a further amendment to the Purchase Agreement pursuant to which they agreed to extend the deadline for the Talisker Entities to close under the Purchase Agreement to June 6, 2008.
     On June 6, 2008, ASC Utah and the Talisker Entities entered into a further amendment to the Purchase Agreement pursuant to which they agreed to extend the deadline for the Talisker Entities to close under the Purchase Agreement to June 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2008	American Skiing Company
	By:	/s/ Foster A. Stewart, Jr.
		Name:	Foster A. Stewart, Jr.
		Title:	Senior Vice President and General Counsel

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